Melissa Sharpe, Investors 629.213.5113 melissa.sharpe@alliancebernstein.com	Jen Will, Media 212.969.1157 jen.will@alliancebernstein.com

AB to Report Third Quarter 2019 Results on October 24, 2019
New York, NY, October 10, 2019 - AllianceBernstein L.P. and AllianceBernstein Holding L.P. (NYSE: AB) today announced that Third Quarter 2019 financial and operating results will be released on Thursday, October 24, 2019. Management will conduct a teleconference call beginning at 8:00 am (EDT), following the release of its financial results. The call will be hosted by Seth P. Bernstein, President & Chief Executive Officer, and John C. Weisenseel, Chief Financial Officer.
Parties may access the conference call by either webcast or telephone:

1.
To listen by webcast, please visit AB’s Investor Relations website at http://www.alliancebernstein.com/investorrelations at least 15 minutes prior to the call to download and install any necessary audio software.

2.	To listen by telephone, please dial (866) 556-2265 in the US, or (973) 935-8521 from outside the US, 10 minutes before the 8:00 am (EDT) scheduled start time. The conference ID# is 6385796.
The presentation that will be reviewed during the conference call will be available on AB’s Investor Relations website shortly after the release of Third Quarter 2019 financial and operating results on October 24, 2019.
A replay of the webcast will be made available beginning approximately one hour after the completion of the conference call on October 24, 2019 and will remain on AB’s website for one week. An audio replay of the conference call will also be available for one week. To access the audio replay, please call (855) 859-2056 in the US, or (404) 537-3406 from outside the US, and provide the conference ID#: 6385796.
About AllianceBernstein
AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private wealth clients in major world markets.
As of September 30, 2019, including both the general partnership and limited partnership interests in AllianceBernstein, AllianceBernstein Holding owned approximately 35.4% of AllianceBernstein and AXA Equitable Holdings, Inc. (NYSE: EQH), directly and through various subsidiaries, owned an approximate 65.3% economic interest in AllianceBernstein.
Additional information about AB may be found on our website, www.alliancebernstein.com.

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